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Exhibit 21.1

UTSTARCOM HOLDINGS CORP. SUBSIDIARY

Name	Place of Incorporation or Organization
UTSI Mergeco Inc.	U.S.A.

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  Exhibit 21.1
UTSTARCOM HOLDINGS CORP. SUBSIDIARY